Exhibit 99.1

Kerr-McGee to Present at Energy Conference

Oklahoma City, March 9, 2006 - Jim Kleckner, Kerr-McGee Corp. (NYSE: KMG), vice president of Rocky Mountain Exploration and Production, will speak at the A.G. Edwards Energy Conference in Boston, Mass., on Tuesday, March 14, at 2:30 p.m. EST. Interested parties can listen to the presentation by logging on to www.kerr-mcgee.com. Following the speech, the presentation slides will be archived on the company’s website for approximately 30 days.
Kerr-McGee is an Oklahoma City-based oil and natural gas exploration and production company focused in the U.S. onshore, deepwater Gulf of Mexico and select proven world-class hydrocarbon basins. For more information on Kerr-McGee, visit www.kerr-mcgee.com.

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Media contact:	John Christiansen Direct: 405-270-3995 Cell: 405-406-6574 jchristiansen@kmg.com

Investor contacts:	Rick Buterbaugh Direct: 405-270-3561	John Kilgallon Direct: 405-270-3521

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